Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES FIRST QUARTER 2020 RESULTS

-- All Production Facilities Fully Operational --
-- Enhanced Liquidity with Covenant Relief and Significantly Reduced 2020 Capex --

PHILADELPHIA, May 11, 2020 - Livent Corporation (NYSE: LTHM) today reported results for the first quarter of 2020.
First quarter 2020 revenue was $69 million, with a reported GAAP net loss of $2 million, or -1 cent per diluted share. Adjusted EBITDA was $9 million and adjusted earnings per share were 2 cents per diluted share. First quarter results reflected a challenging operating environment for both Livent and the lithium industry as a whole. Lower pricing continued, and volume was down due to the impact of COVID-19 in Asian markets.
“Since the coronavirus first started to impact operations and demand in Asia we have been taking decisive actions to protect our employees and prioritize the safety of our customers, partners and communities around the world. We have focused on minimizing supply disruptions to customers and enhancing our own financial flexibility," said Paul Graves, president and chief executive officer of Livent.
Livent’s COVID-19 Global Response
All Livent facilities are currently online and operating, reflecting the fact that Livent provides essential products to many critical industries. The company has been actively monitoring the outbreak of the novel coronavirus since early February 2020, and implemented a plan to protect its employees and address disruption to its supply chains and customers in Asia at that time. Informed by that experience, in early March the company created an internal Global Pandemic Response Team to quickly implement safety measures worldwide as the virus spread, while also developing and stress testing multiple business scenarios. In Argentina, Livent resumed production after two weeks of downtime during a

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countrywide quarantine by working closely with provincial and federal officials to ensure safe and practical operating protocols were established to the satisfaction of local authorities and communities.
As part of these protocols, Livent is providing COVID-19 related relief to the surrounding communities in Argentina, including support for medical and ambulance services and essential air transport.
In light of the evolving impact of COVID-19 and the broader uncertainty in the global business environment, Livent withdrew its previously issued full-year 2020 guidance in early April.
Liquidity Actions
Livent recognized the inherent uncertainty from the pandemic would require an increased focus on liquidity and cash flow management. The company’s first action in March was to announce the suspension of all capital expansion work globally. This reduced projected capital spending for 2020 by approximately 50 percent, with the current estimate of total capital spending in 2020 being $115 million. Subsequently, the company worked with its relationship lenders to increase covenant limits on its credit facility, allowing for net leverage of up to 6x EBITDA through year-end, versus 3.5x previously. Management remains committed to the company’s long-term expansion plans and believes these near-term actions will allow the company to continue to fulfill its customer commitments, while preserving financial flexibility and enabling it to react quickly once the industry normalizes.
Market Outlook
“Despite the challenging near-term environment, we have not seen any evidence of automotive OEMs pulling back from their own electrification objectives. In fact, we have seen certain OEMs use this as an opportunity to strengthen their engagement within the electric vehicle supply chain,” continued Graves. “With that said, we do expect near-term demand to be negatively impacted by the production stoppages we have seen at OEM facilities globally. On the supply side, the lithium industry has reacted swiftly to declining market prices with producers and resource developers announcing output reductions and delays or cancelations of capacity expansion projects. We believe these actions will create a more rapid tightening of the supply-demand balance once electric vehicle production starts to accelerate.
“As Livent looks beyond current market conditions, we believe our core advantages - the low-cost and sustainable nature of our brine-based operations, our partnerships with leading battery producers and automotive OEMs, and our continued investment in developing next generation engineered lithium products - position us to be a prime beneficiary of the return to improved lithium market dynamics,” concluded Graves.

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Supplemental Information
In this press release, Livent uses the financial measures adjusted earnings per diluted share and Adjusted EBITDA. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the potential adverse effect of the current coronavirus ("COVID-19") pandemic on the financial condition, results of operations, cash flows and performance of the company, which is substantially influenced by the potential adverse effect of the pandemic on Livent’s customers and suppliers and the global economy and financial markets. The extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any temporary suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; the success of Livent’s research and development

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efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to our separation from FMC Corporation; risks related to ownership of our common stock, including price fluctuations and lack of dividends; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2019 Form 10-K filed with the Securities and Exchange Commission on February 28, 2020 and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$68.5	$98.3
Costs of sales	53.9	65.6
Gross margin	14.6	32.7
Selling, general and administrative expenses	10.8	9.2
Research and development expenses	1.0	0.8
Restructuring and other charges	4.8	0.1
Separation-related costs	0.1	1.6
Total costs and expenses	70.6	77.3
(Loss)/income from operations before equity in net loss of unconsolidated affiliate and income taxes	(2.1)	21.0
Equity in net loss of unconsolidated affiliate	0.1	—
(Loss)/income from operations before income taxes	(2.2)	21.0
Income tax (benefit)/expense	(0.3)	4.1
Net (loss)/income	$(1.9)	$16.9
Net (loss)/income per weighted average share - basic	$(0.01)	$0.12
Net (loss)/income per weighted average share - diluted	$(0.01)	$0.12
Weighted average common shares outstanding - basic	146.1	146.0
Weighted average common shares outstanding - diluted	146.1	146.5

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net (loss)/income to Adjusted EBITDA.

	Three Months Ended
	March 31,
(In Millions)	2020	2019
Net (loss)/income (GAAP)	$(1.9)	$16.9
Add back:
Income tax (benefit)/expense	(0.3)	4.1
Depreciation and amortization	5.6	4.9
EBITDA (Non-GAAP) (1)	$3.4	$25.9
Add back:
Certain Argentina remeasurement losses/(gains) (a)	1.2	(0.1)
Restructuring and other charges (b)	4.8	0.1
Separation-related costs (c)	0.1	1.6
Other loss (d)	(0.1)	—
Adjusted EBITDA (Non-GAAP) (1)	$9.4	$27.5
___________________

(1)
In addition to net (loss)/income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net (loss)/income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges/(income), separation-related costs and other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net (loss)/income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net (loss)/income.

(a)
Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) and their association with long-term capital projects which will not be operational until future periods.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.

(c)	Represents legal, professional, transaction related fees and other separation-related activity.

(d)
Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three months ended March 31, 2020 when the costs were incurred at our unconsolidated affiliate.

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RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(In Millions)	Three Months Ended March 31,
	2020	2019
Net (loss)/income (GAAP)	$(1.9)	$16.9
Special charges:
Certain Argentina remeasurement losses/(gains) (a)	1.2	(0.1)
Restructuring and other charges (b)	4.8	0.1
Separation-related costs (c)	0.1	1.6
Other loss (d)	(0.1)	—
Non-GAAP tax adjustments (e)	(1.2)	(0.5)
Adjusted after-tax earnings (Non-GAAP) (1)	$2.9	$18.0

Diluted (loss)/earnings per common share (GAAP)	$(0.01)	$0.12
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses/(gains), per diluted share	0.01	—
Restructuring and other charges, per diluted share	0.03	—
Non-GAAP tax adjustments, per diluted share	(0.01)	—
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.02	$0.12
Weighted average common shares outstanding - diluted (GAAP) used in diluted adjusted after-tax earnings per share computations	146.1	146.5
___________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP).

(a)
Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) and their association with long-term capital projects which will not be operational until future periods.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.

(c)	Represents legal, professional, transaction related fees and other separation-related activity.

(d)
Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three months ended March 31, 2020 when the costs were incurred at our unconsolidated affiliate.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

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	Three Months Ended March 31,
(In Millions)	2020	2019
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(1.1)	$(0.4)
Revisions to our tax liabilities due to finalization of prior year tax returns	—	0.4
Foreign currency remeasurement and other discrete items	(0.6)	(0.5)
Other discrete items	0.5	—
Total Non-GAAP tax adjustments	$(1.2)	$(0.5)

RECONCILIATION OF CASH REQUIRED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH (REQUIRED)/PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Three Months Ended
	March 31,
(In Millions)	2020	2019
Cash required by operating activities (GAAP)	$(5.4)	$(1.4)
Restructuring and other charges	2.4	0.1
Separation-related activities (a)	0.2	23.1
Other loss (b)	(0.2)	—
Adjusted cash (required)/provided by operations (Non-GAAP) (1)	$(3.0)	$21.8
___________________

(1)
The company believes that the non-GAAP financial measure “Adjusted cash (required)/provided by operations” provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash (required)/provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash required by operating activities allows management and investors to compare more easily the cash flows from period to period.

(a)
Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes separation-related costs.

(b)
Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Cash required by operating activities" (GAAP) in our condensed consolidated statement of cash flows but excluded from our calculation of "Adjusted cash (required)/provided by operations" because the costs represent future research and development expenditures, net of adjustments to reconcile net (loss)/income to cash required by operating activities related to our unconsolidated affiliate.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	March 31, 2020	December 31, 2019
Long-term debt (GAAP) (a)	$211.1	$154.6
Less: Cash and cash equivalents (GAAP)	(11.4)	(16.8)
Net debt (Non-GAAP) (1)	$199.7	$137.8
___________________

(1)	The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.

(a)	As of March 31, 2020 and December 31, 2019, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$11.4	$16.8
Trade receivables, net of allowance of $0.3 in 2020 and $0.3 in 2019	56.5	90.0
Inventories, net	120.9	113.4
Prepaid and other current assets	50.7	51.8
Total current assets	239.5	272.0
Property, plant and equipment, net of accumulated depreciation of $204.4 in 2020 and $202.2 in 2019	507.1	468.8
Investments	2.2	2.2
Right of use assets - operating leases, net	15.2	16.9
Deferred income taxes	7.8	8.2
Other assets	96.9	91.5
Total assets	$868.7	$859.6

Accounts payable, trade and other	$42.9	$83.1
Accrued and other current liabilities	35.7	38.5
Income taxes	0.1	0.9
Total current liabilities	78.7	122.5
Long-term debt, less current portion	211.1	154.6
Operating lease liabilities - long-term	13.8	15.4
Long-term liabilities	24.3	23.1
Total equity	540.8	544.0
Total liabilities and equity	$868.7	$859.6

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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In Millions)	2020	2019
Cash required by operating activities	$(5.4)	$(1.4)
Cash required by investing activities	(56.3)	(25.3)
Cash provided by financing activities	56.5	15.9
Effect of exchange rate changes on cash	(0.2)	0.3
Decrease in cash and cash equivalents	(5.4)	(10.5)
Cash and cash equivalents, beginning of year	16.8	28.3
Cash and cash equivalents, end of period	$11.4	$17.8

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